UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 21, 2018

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.	Other Events.

As previously reported, Consolidated Water Co. Ltd. (the “Company”), through its wholly owned subsidiary, Ocean Conversion (Cayman) Limited (“OC-Cayman”), sells water to the Water Authority-Cayman (“WAC”), a government-owned utility and regulatory agency, produced at three reverse osmosis seawater conversion plants in Grand Cayman owned by the WAC, but designed, built and operated by OC-Cayman: the North Sound, Red Gate and North Side Water Works plants. The current operating agreements for the North Sound, Red Gate and North Side Water Works plants are set to expire in February 2019, February 2019, and June 2019, respectively. In response to a WAC-initiated public bidding process for a new operating agreement encompassing both the North Sound and Red Gate plants, the Company submitted a bid for the new agreement. The Company generated total revenues of approximately $3.7 million and $7.2 million from these three plants during the six months ended June 30, 2018 and the year ended December 31, 2017, respectively, in each case inclusive of the pass-through energy component.

On August 21, 2018, the WAC accepted OC-Cayman’s bid for the new agreement, and the WAC and OC-Cayman entered into a new five-year contract commencing on February 1, 2019 for the operation of the North Sound and Red Gate plants. The per gallon price for the water supplied under the new agreement, excluding the pass-through energy component, is approximately 31% less than the price in effect as of June 30, 2018 and December 31, 2017. The remaining terms of the new agreement are substantially consistent with those of the prior North Sound and Red Gate water supply agreements, except that under the new agreement the WAC will pay the energy costs for the operation of these plants directly to the utility company rather than reimburse OC-Cayman for these costs.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

	By:	/s/ David W. Sasnett
	Name:	David W. Sasnett
	Title:	Executive Vice President & Chief Financial Officer

Date: August 24, 2018

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